EXHIBIT 1.1

                   900,000 Shares of Series A Preferred Stock

                             UNDERWRITING AGREEMENT

                                                        Dated: November 12, 2003

Civilian Capital, Inc.
as the Underwriter named herein
14 N. Peoria St., Ste. 7c
Chicago, IL 60607

Dear Sirs:

      The undersigned, Billy Dead, Inc., a Delaware corporation, (herein called the "Company"), hereby confirms its agreement with Civilian Capital, Inc. (the "Underwriter") as follows:

      1. Description of Shares. The Company has authorized by appropriate corporate action, and proposes to issue up to shares of Series A Preferred Stock of the Company, $.001 par value (hereinafter called the "Shares") and up to an additional 54,000 shares of Series A Preferred Stock (the "Warrant Shares") issuable upon the exercise of the Underwriter's Warrants (the "Underwriter's Warrants"), as described herein, to be delivered to the Underwriter at the Closing Date (as defined in Section 3 hereof).

      2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Underwriter that:

      (a) A registration statement on Form SB-2 with respect to the Shares and the Warrant Shares, including a preliminary prospectus, copies of which have heretofore been delivered by the Company to the Underwriter, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (hereinafter called the "Act"), and the Rules and Regulations of the Securities and Exchange Commission (hereinafter called the "Commission") under such Act (the "Rules and Regulations"), and has been filed with the Commission (File No. 333-104620). On or prior to the effective date of such registration statement (the "Effective Date"), one or more amendments to such registration statement, copies of which have heretofore been or will be delivered to the Underwriter, will have been so prepared and filed including a final prospectus, in the form heretofore delivered to the Underwriter. Such registration statement (including all exhibits thereto) as finally amended prior to the effective date thereof, each related preliminary prospectus, and the final prospectus as filed pursuant to Rule 424(b) under the Act, are hereby respectively referred to as the "Registration Statement," the "Preliminary Prospectus" and the "Prospectus."

      (b) At the Effective Date, and at all times subsequent thereto up to and including the Closing Date (as defined in Section 3 hereof), (i) the Registration Statement and the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by the Act and the Rules and Regulations and will in all respects conform to the requirements of the Act and the Rules and Regulations, and (ii) neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the preparation thereof.

      (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with all corporate and other power and authority necessary to carry on its business; and the Company is qualified and in good standing in all other jurisdictions in which the nature of its business requires such qualification. The Company has no subsidiaries.

      (d) The consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound, or of its Certificate of Incorporation, or By-laws, or any order, rule or regulation applicable to the Company or any of its properties, of any court or other governmental body.

      (e) The Company has full power and authority to authorize, issue and sell the Shares, the Underwriter's Warrants and the Warrant Shares on the terms and conditions herein set forth, and has taken all corporate action necessary therefor. No consent, approval, authorization or other order of any regulatory authority is required for such authorization, issue or sale, except as may be required under the Act or state securities or blue sky laws. This Agreement and the Underwriter's Warrant each has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company enforceable in accordance with its terms.

      (f) The Shares, the Underwriter's Warrant and the Warrant Shares and the authorized capitalization of the Company conform to the description thereof contained in the Registration Statement and Prospectus. The outstanding shares of capital stock are, and the Shares and Warrant Shares issuable pursuant to the public offering contemplated hereby and upon the exercise of the Underwriter's Warrant, as the case may be, will upon such issuance be, duly authorized and issued and fully paid and non-assessable. There are no options, rights of conversion, indebtedness or calls in equity other than as disclosed in the Prospectus and Registration Statement.

      (g) Except as set forth or contemplated in the Registration Statement and Prospectus, subsequent to the respective date as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, and there has not been any material change in the capital stock or funded debt of the Company, or any material adverse change in the condition (financial or other) or results of operations of the Company.

      (h) The financial statements (audited and unaudited) set forth in the Registration Statement and Prospectus fairly present the financial condition of the Company and the results of its operations as of the dates and for the periods therein specified; and said financial statements (including the related notes and schedules) have been prepared in accordance with generally accepted accounting principles which have been consistently applied throughout the periods covered thereby.

      (i) The accountants whose opinion is included in the Registration Statement are independent public accountants within the meaning of the Act and the Rules and Regulations.

      (j) There is not pending any action, suit or other proceeding to which the Company is a party or of which any property of the Company is subject, before or by any court or other governmental body, which might result in any material adverse change in the condition, business or prospects of the Company, or might materially adversely affect the properties or assets of the Company; and, except as indicated in the Prospectus, no such proceeding is known by the Company to be threatened or contemplated.

      (k) The Company knows of no claim for services, either in the nature of a finder's fee, brokerage fee or otherwise, with respect to this financing, whether or not heretofore satisfied, for which it or the Underwriter or any of them may be responsible, other than as expressly disclosed in the Prospectus.

      (l) On the Effective Date, the outstanding capital stock of the Company will consist of 900,000 shares of Common Stock, $0.001 per share par value. No shares of Series A preferred stock, $0.001 per share par value will be issued or outstanding.

      (m) All executed agreements, contracts or other documents or copies of executed agreements, contracts or other documents filed as exhibits to the Registration Statement to which the Company is a party have been duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding agreements of the Company, enforceable against the Company, in accordance with their respective terms. The descriptions in the Registration Statement of agreements, contracts and other documents are accurate in all material respects and fairly present the information required to be shown with respect thereto by Form SB-2, and there are no contracts or other documents which are required by the Act to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are in all material respects complete and correct copies of the documents of which they purport to be copies.

      (n) No default exists in the due performance and observance of any term, covenant or condition of any material agreement or instrument to which the Company is a party or by which the Company may be bound or to which the property or assets (tangible or intangible) of the Company is subject or affected.

      (o) The Company owns and has the unrestricted right to use all intellectual property that is necessary for the production and distribution of the "Film," as that term is defined in the Prospectus (the "Film").

      (p) The Company has caused to be duly executed a legally binding and enforceable Promotional Shares Escrow Agreement (the "Share Escrow Agreement") among the Company, F. Ryan III, Julie G. Lynn, Keith G. Gordon, Brett Young, Peter S. Fuhrman and Peter Read (collectively, the "Insiders"), who together hold 900,000 shares of the outstanding Common Stock of the Company, and Joseph Tomkiewicz, Esq. (the "Escrow Agent"), substantially in the form of Share Escrow Agreement included as Exhibit 10.14 to the Registration Statement, pursuant to which each of the Insiders has placed his or her shares of Common Stock in escrow with the Escrow Agent for a period of four (4) years from the Closing Date, subject to certain exceptions as provided in the Share Escrow Agreement. The Company has placed an appropriate restricted legend on the certificates of Common Stock registered in the name of the Insiders.

      (q) Any certificate signed by any officer of the Company, and delivered to the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter.

      (r) The minute books of the Company have been made available to the Underwriter and contain a complete summary of all meetings and actions of the directors, stockholders, audit committee, compensation committee and any other committee of the Board of Directors of the Company, respectively, since the time of its incorporation, and reflect all transactions referred to in such minutes accurately in all material respects.

      (s) The Company has filed a Form 8-A with the Commission providing for the registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of the Shares and such Form 8-A has been declared effective by the Commission.

      3. Retention of the Underwriter. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth:

      (a) The Company hereby retains the Underwriter as its exclusive agent to sell for its account 900,000 Shares as defined in Section 1 hereof, on a "best efforts, all or none" basis as to all such Shares (the "Offering"). The Shares must be sold by 5 PM, New York time, by the date that is 90 days from the Effective Date, which date may be extended an additional 90 days by mutual consent of the Underwriter and the Company (the "Offering Period"). The Company will conduct a closing ("Closing") promptly after being informed by the Underwriter that it has remitted to the Escrow Agent, as defined in Section 3(d) below, funds representing subscriptions for all of the Shares being sold in the Offering. The date of the Closing shall be referred to as the "Closing Date."

      (b) If all of the Shares are not sold by the end of the Offering Period, the Offering will be terminated and this Agreement will be of no further force and effect (except as provided in Sections 4(e), 6 and 7).

      (c) The Shares shall be offered to the general public at the initial public offering price of $8.75 per Share.

      (d) Any conditional offers from customers of the Underwriter in purchasing the Shares existing as of the Effective Date have automatically become orders to purchase Shares. Funds for such subscriptions, as well as from subsequent subscriptions received from the Underwriter, will be transferred from customers' brokerage accounts with the Underwriter held at the Underwriter's clearing broker to Bank of the West, as Escrow Agent (the "Escrow Agent"), no later than noon of the next business day after final customer authorization and otherwise in accordance with the terms of the Escrow Agreement substantially in the form of Escrow Agreement included as Exhibit 99.1 to the Registration Statement (the "Escrow Agreement") dated as of the date hereof between the Company, the Underwriter, the Underwriter's clearing broker, and the Escrow Agent. The amount of such debit will equal the purchase price of the Shares being sold to such customers. At the Closing, the Underwriter will additionally debit from the accounts of its customers who purchased Shares in the Offering its customary trading charge, which will not be subject to the Escrow Agreement.

      (e) The Company agrees to issue or have the Shares issued in such names and denominations as may be specified by the Underwriter and to deliver the Shares on the Closing Date against payment in the form of wire transfer, bank check or certified check to the Company at $8.75 per Share, less the accountable expenses as set forth in Paragraph 4(e).

      (f) If all of the Shares are sold, the Underwriter shall be entitled to receive as compensation a commission of $0.61 per Share with respect to all Shares sold, which represents a commission of 7% and which compensation the Underwriter shall be entitled to deduct and retain from the proceeds of the sale of the Shares prior to transmittal of payment to the Company.

      (g) The Underwriter and the Company, by mutual agreement may, at any time prior to Closing Date terminate the Offering.

      (h) As additional compensation to the Underwriter, the Company will issue at the Closing Date to the Underwriter the Underwriter's Warrant to purchase the Warrant Shares. The exercise price for 18,000 of the Underwriter's Warrants will be $9.19 per Warrant Share; for another 18,000 of the Underwriter's Warrants $9.63 per Warrant Share; and for the remaining 18,000 Underwriter's Warrants $10.06 per Warrant Share. The Underwriter's Warrants will become exercisable on the first anniversary of the

Closing Date and will expire on the fifth anniversary. The Underwriter's Warrants will provide for a restriction on their sale, transfer, assignment or hypothecation for a period of one year from the Effective Date except to officers of the Underwriter. The Warrant Shares to be issued upon exercise of the Underwriter's Warrants will be identical in all respects to the Shares. The Underwriter will pay to the Company on the Closing Date the purchase price of $.001 per Underwriter's Warrant (an aggregate of $54.00). The Underwriter's Warrant and form of warrant certificate shall be substantially in the form filed as Exhibit 4.3 to the Registration Statement.

      4. Covenants of the Company. The Company further covenants and agrees with the Underwriter that:

      (a) The Company will use its best efforts to cause the Registration Statement to become effective and will not at any time, whether before or after the Effective Date, file any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriter shall have reasonably objected in writing or which is not in compliance with the Act, or the Rules and Regulations of the Commission thereunder.

      (b) The Company will notify the Underwriter immediately and confirm in writing (i) when the Registration Statement and any post-effective amendment thereto becomes effective, (ii) of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or of the Prospectus or of the initiation of any proceedings for such purposes, and (iii) of the receipt of any comments (in writing or orally) from the Commission in respect of the Registration Statement or Prospectus. If the Commission shall enter a stop order or any order preventing or suspending the use of any Preliminary Prospectus or of the Prospectus at any time, or shall initiate any proceedings for such purpose, the Company will make every reasonable effort to prevent the issuance of such order and if issued, to obtain the withdrawal thereof.

      (c) Within the time during which a prospectus relating to the Shares is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations of the Commission thereunder, from time to time in force, so far as necessary to permit the continuance of sales or dealings in the Shares, (or the Warrant Shares to be acquired upon the exercise of the Underwriter's Warrants) as contemplated by the provisions hereof and the Prospectus; and if during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Prospectus to comply with the Act, the Company will promptly notify the Underwriter and will amend or supplement the Prospectus (in form reasonably satisfactory to your counsel and at the expense of the Company) so as to correct such statement or omission or effect such compliance.

      (d) The Company will cooperate with the Underwriter and will take all necessary action, and furnish to whomever the Underwriter may direct such proper information, as may be lawfully required in qualifying the Shares and the Warrant Shares for offering and sale under the securities or blue sky law of such states as the Underwriter may designate, and in continuing such qualifications in effect so long as required for the distribution; provided that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state or to submit to any requirements which it reasonably deems unduly burdensome.

      (e) The Company will pay any and all fees, taxes and expenses incident to the performance of its obligations under this Underwriting Agreement, including, but not limited to: (i) expenses and taxes incident to the issuance and delivery to the Underwriter of the Shares to be sold in the Offering; (ii) all fees and disbursements of counsel and accountants for the Company (including any specifically identified fees and expenses of counsel for the Underwriter related to such counsel's assisting in the preparation of certain organizational materials, corporate documents and material agreements for the Company and the fees of special entertainment counsel, which fees have been advanced by the Underwriter); (iii) expenses and filing fees incident to the preparation, printing, delivery, shipment and filing with the Commission and state blue sky authorities of the Registration Statement and all exhibits thereto and the Prospectus, and any amendments or supplements thereto; (iv) fees of blue sky counsel (which counsel is to be designated by the Underwriter and who may be Underwriter's counsel) to cover the fees attendant to the qualification of the Shares in those states or jurisdictions reasonably agreed to by counsel for the Company and counsel for the Underwriter (it hereby being agreed by the Company that a minimum of twenty (20) states is deemed to be reasonable); (v) advertising costs and expenses in connection with any "road show", information meetings and presentations, bound volumes and prospectus memorabilia and "tombstone" advertisement expenses; (vi) fees and expenses of the transfer agent and registrar, (vii) the fees payable to the Commission and the National Association of Securities Dealers, Inc. ("NASD"). It is expressly understood by and between the parties hereto that if this Agreement is terminated by the Underwriter pursuant to Section 9(b), the Company shall reimburse and indemnify the Underwriter for all of its actual out-of-pocket expenses. The Company also agrees that if the Closing Date has not occurred by the 90th day following the Effective Date and the Company then elects not to extend the Offering Period, as provided in Section 3(a), despite the willingness of the Underwriter to so extend the Offering Period, the Company shall be liable for all expenses identified in this Section 4(e).

      (f) The Company will apply the net proceeds from the sale of the Shares substantially as set forth under the caption "Use of Proceeds" in the Prospectus.

      (g) The Company will deliver to the Underwriter as promptly as practicable three signed copies of the Registration Statement and all amendments thereto, including all exhibits filed therewith or incorporated therein by reference, and signed consents, certificates and opinions of accountants and of any other persons named in the Registration Statement as having prepared, certified or reviewed any part thereof, and will deliver to the Underwriter such number of unsigned copies of the Registration Statements, without exhibits, and of all amendments thereto, as the Underwriter may reasonably request. The Company will deliver to the Underwriter or upon its order, on the Effective Date and thereafter, subject to the provisions of Section 4(c) hereof, from time to time, as many copies of the Prospectus in final form or as thereafter amended or supplemented, as the Underwriter may reasonably request. The Company will deliver to the Underwriter, promptly after the Closing Date, three (3) bound volumes of all of the documents, papers, exhibits correspondence and records forming the materials involved in this public offering.

      (h) The Company will make generally available to its security holders, as soon as is practicable to do so (in no event later than fifteen months after the effective date of the Registration Statement), an Earnings Statement of the Company (which need not be audited) covering a period of at least twelve months beginning not later than the first day of the fiscal quarter next succeeding such effective date which shall satisfy the provisions of Section 11 (a) of the Act.

      (i) For a period of at least three years from the date hereof, the Company will supply to the Underwriter, (i) as soon as practicable after the end of each fiscal year, an annual report of the Company and its consolidated subsidiaries (if any) for such period, (ii) copies of such financial statements and reports as the Company may, from time to time, furnish generally to holders of any class of its stock, (iii) copies of each report which it shall be required to file with the Commission or any securities exchange at the same time as such reports are filed and (iv) copies of the daily stock transfer sheets of the Company, (v) copies of every press release which was released or prepared by or on behalf of the Company, and (v) from time to time such other information concerning the Company as the Underwriter may reasonably request.

      (j) For a period of three (3) years after the effective date of the Registration Statement, the Underwriter shall have the right to designate for election one (1) individual to the Company's Board of Directors (the "Board"). Such person shall be mutually acceptable to the Company and the Underwriter. If the Underwriter elects not to exercise such right, then it may designate one (1) individual to attend meetings of the Company's Board. The Company shall notify the Underwriter of each meeting of the Board and the Company shall send to such individual all notices and other correspondence and communications sent by the Company to members of the Board. Such individual shall be reimbursed for all out-of-pocket expenses incurred in connection with his attendance of meetings of the Board.

      (k) The Company shall cooperate with the Underwriter in making available such information as it may request in making an investigation of the Company and its affairs.

      (l) The Company will pay the fees and expenses (but not transfer taxes, if any) of the Company's stock transfer agent and registrar (if any), without charge to stockholders, for not less than three years after the Effective Date.

      (m) Neither the Company, nor any of its officers, directors, stockholders, nor any of their respective affiliates (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

      (n) The Company shall timely file all such reports, forms or other documents as may be required from time to time, under the Act, the Exchange Act, and the Rules and Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Exchange Act, and the Rules and Regulations.

      (o) The Company agrees that it will not, for a period of six (6) months from the Effective Date, issue any new shares of Common Stock or Series A Preferred Stock, or any option, warrant, convertible security or contract right to acquire shares of Common Stock or Series A Preferred Stock, other than in connection with the exercise by the Underwriter of the Underwriter's Warrants or the reissuance of shares of Common Stock necessitated by the replacement of any current officers, directors or employees of the Company whose shares were first repurchased as a result of the termination of their affiliation with the Company.

      (p) Until the completion of the distribution of the Shares, the Company shall not without the prior written consent of the Underwriter, issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the Company or its activities or the offering contemplated hereby, other than trade releases issued in the ordinary course of the Company's business consistent with past practices with respect to the Company's operations.

      (q) For a period equal to the lesser of (i) five (5) years from the date hereof, and (ii) the sale to the public of the Warrant Shares, the Company will not take any action or actions which may prevent or disqualify the Company's use of Form SB-2 or Form S-1 (or other appropriate form) for the registration under the Act of the Warrant Shares, other than as a result of the dissolution and liquidation of the Company, as disclosed in the Prospectus. The Company further agrees to use its best efforts to file such post-effective amendments to the Registration Statement as may be necessary, in order to maintain its effectiveness and to keep such Registration Statement effective as long as any of the Underwriter's

Warrants remain outstanding or as long as any outstanding Warrant Shares have not yet been sold to the public.

      (r) For a period of twelve (12) months after the effective date of the Registration Statement, the Company shall not restate, amend or alter any term of any written employment, consulting or similar agreement entered into between the Company and any of the Founders in a manner which is more favorable to such officer, director or key employee, without the prior written consent of the Underwriter.

      (s) Prior to the commencement of commercial production of the Film, the Company will obtain and maintain insurance policies, including, but not limited to, general liability and property insurance, to insure the Company and its employees, against such losses and risks generally insured against by comparable businesses.

      5. Conditions of the Underwriter's Obligation. The Underwriter's obligations to proceed with the Closing and to deliver to the Company payment for the Shares as provided herein, assuming that all of the Shares have been sold and payment therefor (including the applicable clearing charges) is then-available in its customers' accounts, shall be subject to the accuracy, as of the date hereof and as of the Closing Date (as if made on the Closing Date), of the representations and warranties of the Company herein, to the accuracy of statements of Company officers made in certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

      (a) The Registration Statement shall have become effective not later than 5:30 p.m., New York time on the day following the date of this Agreement, unless a later time and date be agreed to by the Underwriter; and no stop order suspending the effectiveness of the Registration Statement, or order preventing or suspending the use of any Preliminary Prospectus or of the Prospectus, shall have been issued and no proceedings for such purpose shall have been instituted or will be pending or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriter's Counsel.

      (b) On the Closing Date the Underwriter shall have received an opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, counsel to the Company, dated the Closing Date, to the effect that:

      (i) This Agreement and the Underwriter's Warrants each has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms (except insofar as enforcement of the indemnification and contribution provisions thereof may be limited by applicable federal securities laws or principles of public policy and subject to bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general principles of equity). The Company has full corporate power and authority to enter into this Agreement and the Underwriter's Warrants and to sell, issue and deliver the Shares, the Underwriter's Warrants and the Warrant Shares;

      (ii) The Company has an authorized and outstanding capital stock as set forth under "Capitalization" in the Prospectus; all of the Company's outstanding shares have been duly authorized and validly issued, and are fully paid and non assessable; all of the securities sold and to be issued by the Company pursuant to this Agreement have been duly and validly authorized, issued and delivered and are fully paid and non assessable, and conform to the description thereof in the Prospectus and such description conforms to the rights duly set forth in the Certificate of

      Incorporation of the Company; the holders of the Shares, the Underwriter's Warrants and the Warrant Shares are not, and will not be, subject to any personal liability by reason of being holders thereof; and none of such securities has been issued in violation of the preemptive rights or any other rights of any stockholder of the Company and no stockholder has any preemptive right to subscribe for or to purchase any Shares;

      (iii) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to conduct its business as presently conducted and as described in the Prospectus and to own its properties and is duly qualified to do business and is in good standing in such jurisdiction wherein the property owned or leased by it makes such qualification necessary (except where failure to so qualify would not have a material adverse effect on the Company);

      (iv) The Registration Statement has become effective under the Securities Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or contemplated by the Commission;

      (v) The Registration Statement and the Prospectus, and any amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations promulgated thereunder (except that such counsel need express no opinion as to the financial statements and schedules and financial data included therein);

      (vi) Such counsel has assisted in the preparation of the Registration Statement and the Prospectus and no fact has come to the attention of such counsel which leads such counsel to believe that, either as of the Effective Date or the date of the opinion, (a) either the Registration Statement or the Prospectus or any amendment or supplement thereto (except for the financial statements and schedules and financial data included therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) there is any legal, governmental or administrative proceeding pending, threatened or contemplated to which the Company is or may become a party or of which any of its property is or may become subject, or any basis for any legal, governmental or administrative proceeding, required to be described in the Prospectus which is not described as required, or (c) there is any contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required;

      (vii) The execution, delivery and performance of this Agreement and the Underwriter's Warrants by the Company and the consummation of the transactions contemplated therein have not and will not conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, the Certificate of Incorporation or Bylaws of the Company or any indenture, mortgage, deed of trust, note agreement or other agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any or its property is subject, or any federal or state statute, law, rule or regulation, or any judgment, order or decree of any court or governmental agency or body known to such counsel having jurisdiction over the Company or any of its property;

      (viii) No consent, approval, authorization or order of, or declaration or filing with, any government, governmental instrumentality or court, is required for the valid consummation by the Company of the transactions contemplated by this Agreement except such as may be required under the Securities Act or any state securities or "blue sky" laws in connection with the purchase, sale and distribution of the Shares and the Underwriter's Warrant;

      (ix) To the best of such counsel's knowledge after due inquiry, the Company possesses all permits, certificates of compliance, approvals, licenses, waivers, consents and other rights from governmental authorities and other third parties which are requisite for the material conduct of its business as presently conducted and as described in the Prospectus (except such as in the aggregate would not materially affect the business or operations of the Company and except for matters relating to the Company's intellectual property, as to which no opinion is expressed), for the consummation of the transactions contemplated in this Agreement and for the offering contemplated by the Prospectus, such permit, certificate of compliance, approval, license, waiver, consent and right is valid and in full force and effect.

      (x) To the best of such counsel's knowledge, except as described in the Prospectus, the Company is not in breach of, or in default under, any term or provision of any material agreement or instrument to which the Company is a party or by which the Company may be bound or to which the property or assets (tangible or intangible) of the Company is subject or affected; and the Company is not in violation of any term or provision of (A) its certificate of incorporation or by-laws, (B) any order, license, certificate, franchise or permit of any governmental or regulatory official or body or (C) any judgment, decree, order, statute, rule or regulation to which it is subject;

      (xi) assuming due execution by each of the Founders, the Lock-up Agreements are legal, valid and binding obligations of the parties thereto, enforceable against the party and any subsequent holder of the securities subject thereto in accordance with their terms; and

      (xii) none of the Company or any of its affiliates shall be subject to the requirements of or shall be deemed an "Investment Company."

      (c) On the Closing Date, the Underwriter shall have received from Adam B. Kaufman & Associates, PLLC, special entertainment counsel for the Underwriter, to the effect that:

      (i) Except as otherwise disclosed in the Prospectus, based solely on our review of the agreements between the Company and TAP Entertainment, Inc. dated April 7, 2003 and the agreement between the Company and Lisa Reardon, dated April 15, 2003, copies of which have been provided to us, which we are assuming have been duly authorized, executed and delivered by all parties thereto, (A) the Company owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, the requisite options (the "Options") to acquire the licenses and other rights to produce and distribute a film (the "Film") based on the novel written by Lisa Reardon entitled "Billy Dead" (the "Novel") and the screenplay written by Keith Gordon based on the Novel (the "Screenplay"),
      (B) upon the Company's exercise of such Options in accordance with the terms of the applicable agreements pertaining thereto, the Company will own or possess, free and clear of all liens or encumbrances and rights thereto or therein by third parties, the licenses and other rights to produce and distribute the Film based on the Novel and the Screenplay, and
      (C) to the best of our knowledge, there is no existing or pending action or proceeding which challenges the exclusive rights of the Company with respect to the Novel and the Screenplay or which would otherwise affect the Company's business, as described in the Prospectus, in any material respect; and

      (ii) Except as described in the Prospectus, the Company is not under any obligation to pay to any third party, royalties or fees of any kind whatsoever with respect to any intellectual property developed, employed, licensed or used by the Company.

      (d) On the Closing Date, the Underwriter shall have received from Raimondo Pettit Group, a letter dated as of such date, to the effect that:

      (i) They are independent accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations;

      (ii) In their opinion, the financial statement (including the schedules, if any) in the Registration Statement examined by such firm, comply as to form in all material respects with applicable accounting requirements of the Act and the published Rules and Regulations thereunder with respect to registration statements on Form SB-2; and

      (iii) On the basis of procedures (in accordance with generally accepted accounting standards) consisting of reading the minutes of meetings of the shareholders and the Board of Directors of the Company since the date of the latest audited balance sheet as set forth in the minute book through a specified date not more than five business days prior to the Closing Date, reading the unaudited interim financial statements (if any), including the schedules (if any), of the Company included in the Registration Statement and making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below, nothing has come to their attention as a result of the foregoing procedures that caused them to believe that (a) the unaudited financial statements (if any), including the schedules (if any), of the Company included in the Registration Statement do not comply as to form in all material respects with applicable accounting requirements of the Act and the published Rules and Regulations thereunder, (b) said financial statements including the schedules (if any), are not presented fairly, in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements, or (c) during the period from the date of the latest balance sheet covered by their report(s) included in the Registration Statement to a specific date not more than five business days prior to the Closing Date, there has been any change in the capital stock or long-term debt of the Company as compared with the amounts shown in the balance sheet included in the Registration Statement, except as set forth in or contemplated by the Registration Statement, and for the period from the date of the last balance sheet contained in the Prospectus to a specified date not more than five days prior to the date of such letter, there has been any decrease, except as described in such letter and previously discussed with the Underwriter, in consolidated gross revenues, net income, consolidated assets or total stockholders' equity as compared with the amounts shown on such balance sheet, except for such changes or decreases which the Registration Statement discloses have occurred or may occur.

      (e) The Underwriter shall have received a certificate or certificates, dated the Closing Date, executed by the Chairman of the Board or the President or a Vice President of the Company and by a principal financial or accounting officer of the Company to the effect that, to the best of their knowledge based on a reasonable investigation:

      (i) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

      (ii) Neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statement therein not misleading and since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplemented Prospectus which has not been so set forth;

      (iii) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction, not in the ordinary course of business, and there has not been any material change in the capital stock or funded debt of the Company, or any material adverse change in the condition (financial or other) or results of operations of the Company;

      (iv) There are no legal proceedings pending or threatened against the Company of a character effecting the validity of this Agreement or required to be disclosed in the Prospectus which are not disclosed therein; there are no transactions or contracts which are required to be filed as exhibits to the Registration Statement which are not so filed;

      (v) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss or damage to its properties, whether or not insured; and

      (vi) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date; and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

      (f) All such opinions, letters, certificates and documents will be in compliance with the provisions hereof only if they are satisfactory to the Underwriter and to its counsel. The Company will furnish the Underwriter with such signed or conformed copies of such opinions, letters, certificates and documents and with such additional documents, certificates or letters as the Underwriter may reasonably request.

      (g) If any condition to the Underwriter's obligations hereunder to be satisfied at or prior to the Closing Date is not so satisfied, the Underwriter may terminate this Agreement without liability on its part or on the part of the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Section 4(e) of this Agreement and except for any liability under
Section 6 of this Agreement.

      6. Indemnification.

      (a) The Company will indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which it or such controlling person may become subject, under the Act or otherwise, insofar as such loses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse it and each such controlling person for any legal or other expenses reasonably incurred by it or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus, the Prospectus or such amendment or supplement, or in such blue sky application or such other document, in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof; and provided, further, that the Company will not be liable under this indemnity agreement, insofar as it relates to any Preliminary Prospectus, to the extent that any such loss, claim, damage, liability or action results from the fact that the Underwriter sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sales, a copy of the Prospectus (or of the Prospectus as then amended or supplemented if the Company had previously furnished copies thereof to you). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

      (b) The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any blue sky application or other document executed by the Company specifically for that purpose filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Preliminary Prospectus, the Prospectus or such amendment or supplement, or in such blue sky application or such other document, in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

      (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this
Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 6. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

      7. Contribution.

      (a) In order to provide for just and equitable contribution under the Act in any case in which (i) the Underwriter (or any person who controls the Underwriter within the meaning of the Act) makes claim for indemnification pursuant to Paragraph 6 (a) hereof but it is judicially determined by the entry of final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal, or the denial of the last right of appeal, that such indemnification may not be enforced in such case notwithstanding the fact that Paragraph 6(a) provides for indemnification in such case or (ii) contribution under the Act may be required on the part of the Underwriter or any such controlling person in circumstances for which indemnification is provided under Paragraph 6(b), then, and in each such case, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Underwriter is responsible for an aggregate of 7% (being the amount of the Underwriter's commission) and the Company is responsible for the remaining portion; provided, however, that, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (b) Promptly after receipt by any party to this Agreement of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof; but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution under the Act. In case any such action, suit or proceeding is brought against any party, any such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate with the notifying party and any other contributing party similarly notified.

      8. Representations and Indemnities to Survive Delivery. All representations and warranties of the Company contained herein and in the certificate or certificates delivered pursuant to Section 5(e) hereof, and the indemnity agreements contained in Section 6 and 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person, or by or on behalf of the Company or any officer, director or controlling person, or any termination of this Agreement, shall survive delivery of any payment for the Shares.

      9. Effective Date of this Agreement and Termination Thereof.

      (a) This Agreement shall become effective at 9 a.m., New York time, on the first full business day after the Effective Date, or at such earlier time after the Registration Statement has become effective as the Underwriter in its discretion shall first release the Shares for sale to the public. The Underwriter or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below, by giving the notice hereinafter specified at or before the time this Agreement becomes effective; provided, however, that the provisions of this Section 6 and of Section 4(e) hereof shall at all times be effective.

      (b) The Underwriter shall have the right to terminate this Agreement by giving the notice hereinafter specified at any time at or prior to the Closing Date if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part or be performed hereunder, or because any other condition precedent to the Underwriter's obligation hereunder required to be fulfilled by the Company is not fulfilled, or if (ii) trading on the New York Stock Exchange or Over-the-Counter Markets for the trading of securities shall have been generally suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been generally required, on the Over-the-Counter Markets, by the New York Stock Exchange or the NASD, or by order of the Commission or any other governmental authority having jurisdiction, or if there has been a substantial adverse change in general market or economic conditions, or if a banking moratorium shall have been declared by Federal or New York authorities, or if an outbreak of hostilities or other national or international calamity of such nature as to disorganize the securities markets in the United States shall have occurred since the execution hereof. If the Underwriter elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 9, the Underwriter shall notify the Company promptly by telephone, fax or email, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, the Company shall notify the Underwriter promptly by telephone, fax or email, confirmed by letter.

      10. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriter shall be mailed, delivered or telegraphed and confirmed to Peter McDonnell, Civilian Capital, Inc., 14 N Peoria Street, Ste. 7c., Chicago, IL , 60607, with a copy to Adam Eilenberg, Esq., Ehrenreich Eilenberg & Krause LLP, 11 E. 44th St., 17th Floor, New York, NY, 10017, or if sent to the Company shall be mailed, delivered or telegraphed and confirmed to it at Billy Dead, Inc., Attn: Peter Fuhrman, 2312 Lorenzo Dr., Los Angeles, California, with a copy to Denis Rice, Esq., Howard, Rice, Nemerovski, Canady, Falk & Rabkin, Three Embarcadero Center, 7th Floor, San Francisco, CA 94111.

      11. Parties. This Agreement shall insure to the benefit of and be binding upon the Underwriter and the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and assigns, and the controlling persons and the officers and directors referred to in Section 6 hereof, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provision hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and said selling security holders and said controlling persons and said officers and directors, and for the benefit of no other person or corporation. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

      12. Information Furnished by Underwriters. The statement set forth in the last paragraph on the cover page and under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus and in blue sky reports of sales, if any, constitute written information furnished by or on behalf of the Underwriter referred to in Sections 2(b), 6(a) and 6(b) hereof.

13. Miscellaneous. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California.

      If the foregoing correctly sets forth the understanding between the Company and the Underwriter, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriter.

                              Very truly yours,

                              BILLY DEAD, INC.


                              By: /s/ PETER S. FUHRMAN
                                  -----------------------------------------
                                  Peter S. Fuhrman, Chief Executive Officer

Accepted as of November 12, 2003:

CIVILIAN CAPITAL, INC.


By: /s/ PETER S. MCDONNELL
    -------------------------------------------
    Peter S. McDonnell, Chief Executive Officer